Exhibit 10.3A

                                    AGREEMENT

                                                                 August 10, 2000

American Warrant Partners, LLC
505 Park Avenue
New York, New York 10022

Gentlemen:

            This letter sets forth the arrangements, terms and conditions pursuant to which American Warrant Partners, LLC ("American Warrant") shall make an investment in LCS Golf, Inc. (the "Company" or "LCS Group"). The undersigned hereby agree to the following terms and conditions:

            1. Covenants of LCS Golf and the Shareholders.

                  (a) Upon the closing of this Agreement and continuing until
(i) the effective date of the LCS Golf's Registration Statement (as defined in that certain Registration Rights Agreement of even date herewith), which period shall be tolled during any period that the Registration Statement is not effective, (ii) the one year anniversary of this Agreement, or (iii) such date that LCS Golf raises in excess of $1,000,000 in an equity or debt financing, whichever occurs first, without the prior written approval of American Warrant, which consent shall not be unreasonably withheld or delayed, those certain officers and directors of LCS Golf listed on Exhibit A (collectively "Shareholders") shall agree not to sell, transfer, pledge, hypothecate, encumber or otherwise transfer their shares of LCS Golf common stock, par value $.001 ("Common Stock"); and, for a period beginning on the effective date of the Registration Statement and continuing for 270 days thereafter, the Shareholders shall not, without American Warrant's prior written consent which will not be unreasonably withheld or delayed, sell an amount of Common Stock in excess of that amount which such Shareholders would be permitted to sell under the applicable provisions of Rule 144(e)(1) as applied during such period. Those certain officers and directors listed on Exhibit A hereto agree to the placement of a legend on the Certificates representing their shares of Common Stock as follows:

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP, THE TERMS OF WHICH ARE ON FILE WITH THE COMPANY AND SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED,

            ENCUMBERED OR OTHERWISE DISPOSED OF WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY.

            (b) LCS Golf agrees that, without the prior written consent of Consultant, which will not be unreasonably withheld or delayed until the earlier of (i) 85% of the entire principal and interest, due on the 8% Convertible Subordinated Note (the "Note") issued by the Company to the Holder has been converted to Common Stock or paid to the Holder of the Note or (ii) 180 days from the date hereof, it will not offer to sell or sell any of its Common Stock or any security convertible or exercisable into Common Stock at a price per share (or conversion or exercise price per share) less than the average closing price per share of the Common Stock as quoted by the OTC Electronic Bulletin Board on the five (5) days immediately prior to the close of such transaction.

            (c) Until the later of (i) one year from the date hereof or (ii) such time as the Company receives in excess of $1,000,000 in an equity or debt financing, the Company will recommend and use its best efforts to elect a designee and representative of American Warrant as a member of its Board of Directors. Michael Mitchell will agree to vote his shares of the Company in favor of the designee selected by American Warrant.

            2. Assignment and Termination. This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either American Warrant or LCS Golf nor may this Agreement be terminated by either party for any reason whatsoever without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required.

            3. Investment Intent. American Warrant is acquiring the Warrants, the Convertible Note and the shares of Common Stock underlying the Warrants and Convertible Note (collectively the "Securities") as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof. By executing this Agreement, American Warrant further represents that American Warrant does not presently have any contract, undertaking, agreement or arrangement with any Person to sell or transfer to such Person or to any third person, with respect to any of the Securities. At the time American Warrant was offered the Shares, it was, and at the date hereof it is, and at each exercise date under the Warrants and conversion date of the Convertible Note, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act of 1933, as amended (the "Securities Act"). American Warrant, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. American Warrant is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. American Warrant's overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Securities will not cause such commitment to become excessive. American Warrant acknowledges it (i) understands that the Company has filed a Form 10-SB with the Commission under the Securities Exchange Act of 1934, as amended, which has not yet been declared effective, (ii) has had access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) has had the opportunity to obtain such additional information that is necessary to make an informed investment decision with respect to the investment. American Warrant is not purchasing the Securities as a result of or subsequent to any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. American Warrant understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and American Warrant hereby consents to such reliance. American Warrant understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, American Warrant must hold such Securities indefinitely unless they are registered with the Commission and qualified by applicable state authorities, or an exemption from such registration and qualification requirements is available.

                                    Very truly yours,

                                    LCS GOLF, INC.

                                    By:
                                        -------------------------------
                                        Michael Mitchell, President

AMERICAN WARRANT PARTNERS, LLC

By
   ----------------------------
   Michael Wainstein

                                    EXHIBIT A


                                      -4-